                          [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                        LAIDLAW SOLID WASTE MANAGEMENT GROUP



We consent to the incorporation by reference in the registration statement of Allied Waste Industries, Inc. on Form S-4 dated July 14, 1997, of our report dated September 30, 1996, to the Directors of Laidlaw Inc. on the balance sheets of the Laidlaw Solid Waste Management Group as at August 31, 1995 and 1996 and the statements of operations and cash flows for years ended August 31, 1994, 1995 and 1996, which report is incorporated in the Form 8K/A-4 dated of February 19, 1997.

This letter is provided to securities regulatory authorities pursuant to the requirements of their securities legislation and is not for any other purpose.


                                      /s/ COOPERS & LYBRAND

                                      Coopers & Lybrand
                                      Chartered Accountants

July 14, 1997
Hamilton, Canada






Coopers & Lybrand is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.